EXHIBIT 1.1



       RESIDENTIAL ASSET SECURITIES CORPORATION

      [Mortgage] [Manufactured Housing Contract]
      Pass-Through Certificates, Series 199_-___



                        FORM OF
                UNDERWRITING AGREEMENT

                                   _________, 199__

[Name of Underwriter]




Ladies and Gentlemen:

     Residential Asset Securities Corporation a
Delaware corporation (the "Company"), proposes to sell to _______________________________ (the "Underwriter")
[Mortgage] [Manufactured Housing] Pass-Through
Certificates, Series 199[_]-[___], Class A-1, Class A-
2, [Class A-3,] [Class A-4,] Class A-5, Class R [(other than a de minimis portion thereof) and Class M
Certificates] (collectively, the "Certificates"), having the aggregate principal amounts and Pass-Through
Rates set forth above. The Certificates, together with the [Class A-3] and [Class B Certificates] of the same series, will evidence the entire beneficial interest in the Trust Fund (as defined in the [Pooling and Servicing] [Trust] Agreement referred to below) consisting primarily of a pool (the "Pool") of [one- to four-family first lien mortgage loans (the "Mortgage
Loans")] [Manufactured Housing Contracts (the
"Contracts")] [or interests therein] [GNMA Certificates
(collectively, the "Agency Securities")] as described in the Prospectus Supplement (as hereinafter defined) to be sold by the Company. [A de minimis portion of the Class R Certificates will not be sold hereunder and will be held by Residential Funding Corporation
("Residential Funding").]

     The Certificates will be issued pursuant to [a pooling and servicing agreement] [a trust agreement]
[(the "Pooling and Servicing Agreement")] [(the "Trust
Agreement")] to be dated as of ________ 1, 199_ (the
"Cut-off Date") among the Company, as company, [Residential Funding Corporation [____], as [master] servicer[s], and ________________________________ (the
"Trustee"). The Certificates are described more fully in the Basic Prospectus and the Prospectus Supplement
(each as hereinafter defined) which the Company has furnished to the Underwriter.


     1.   Representations, Warranties and Covenants.

          1.1  The Company represents and warrants to,
and agrees with, the Underwriter that:

               (a)  The Company has filed with the
     Securities and Exchange Commission (the
     "Commission") a registration statement (No.
     33-_____) on Form S-3 for the registration under the Securities Act of 1933, as amended (the
     "Act"), of [Mortgage] [Manufactured Housing
     Contract] Pass-Through Certificates (issuable in series), including the Certificates, which registration statement has become effective, and a copy of which, as amended to the date hereof, has heretofore been delivered to the Underwriter. The
     Company proposes to file with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the
     "1933 Act Regulations") a supplement dated
     __________, 199_ (the "Prospectus Supplement"), to the prospectus dated ________, 199_ (the "Basic
     Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 33-_____ including exhibits thereto and any information incorporated by reference therein, as amended at the date hereof, is hereinafter called the "Registration Statement";
     and the Basic Prospectus and the Prospectus
     Supplement and any information incorporated by reference therein, together with any amendment thereof or supplement thereto authorized by the Company prior to the Closing Date for use in connection with the offering of the Certificates, are hereinafter called the "Prospectus". Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule
     424, or prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or
     424(a) is hereinafter called a "Preliminary
     Prospectus Supplement".

               (b)  The Registration Statement has
     become effective, and the Registration Statement as of its effective date (the "Effective Date"), and the Prospectus, as of the date of the Prospectus Supplement, complied in all material respects with the applicable requirements of the Act and the 1933 Act Regulations; and the Registration Statement, as of the Effective Date, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus, as of the date of the Prospectus
     Supplement, did not, and as of the Closing Date will not, contain an untrue statement of a mater-ial fact and did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor Residential Funding makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus or any amendment thereof or supplement thereto relating to the information identified by underlining or other highlighting as shown in Exhibit E (the
     "Excluded Information"); and provided, further, that neither the Company nor Residential Funding makes any representations or warranties as to either (i) any information in any Computational
     Materials (as hereinafter defined) required to be provided by the Underwriter to the Company pursuant to Section 4.2, except to the extent of any information set forth therein that constitutes
     Pool Information (as defined below), or (ii) as to any information contained in or omitted from the portions of the Prospectus identified by underlining or other highlighting as shown in Exhibit F (the "Underwriter Information"). As used herein, "Pool Information" means information with respect to the characteristics of the [Mortgage Loans] [Contracts] and administrative and servicing fees, as provided by or on behalf of the Company or Residential Funding to the Underwriter in final form and set forth in the Prospectus Supplement. The Company acknowledges that, except for any Computational Materials, the Underwriter Information constitutes the only information furnished in writing by the Underwriter or on behalf of the Underwriter for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the Prospectus, and the Underwriter confirms that such Underwriter Information is correct.

               (c)  The Company has been duly
     incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to conduct its business as presently conducted by it.

               (d)  This Agreement has been duly
     authorized, executed and delivered by the Company.

               (e)  As of the Closing Date (as defined
     below) the Certificates will conform in all material respects to the description thereof contained in the Prospectus and the representations and warranties of the Company in the [Pooling and Servicing] [Trust] Agreement will be true and correct.

               1.2  Residential Funding represents and
warrants to and agrees with the Underwriter that as of the Closing Date the representations and warranties of Residential Funding in the [Pooling and Servicing]
[Trust] Agreement will be true and correct.

               1.3  The Underwriter represents and
warrants to and agrees with the Company that:

               (a)  [omitted]

               (b)  [omitted]

               (c)  [omitted]

               (d)  [omitted]

               (e)  The Underwriter hereby certifies
     that (i) with respect to any class of Certificates issued in authorized denominations of less than $25,000, the fair market value of each such Certificate on the date of initial sale thereof by the Underwriter will not be less than $100,000, and (ii) with respect to each class of Certificates to be maintained on the book-entry records of The Depository Trust Company ("DTC"), the interest in each such class of Certificates sold to any person on the date of initial sale thereof by the Underwriter will not be less than an initial Certificate Principal Balance of $25,000.

               (f)  The Underwriter will use its best
     reasonable efforts to cause Trepp & Co. to issue a commitment letter, prior to the Closing Date, to DTC stating that Trepp & Co. will value the DTC
     Registered Certificates (hereinafter defined) on an ongoing basis subsequent to the Closing Date.

               (g)  [omitted]

               (h)  [omitted]

               (i)  The Underwriter will have funds
     available at ________________ in the Underwriter's account at such bank at the time all documents are executed and the closing of the sale of the Certificates is completed except for the transfer of funds and the delivery of the Certificates.
     Such funds will be available for immediate transfer into the account of Residential Funding maintained at such bank.

               (j)  As of the date hereof and as of the
     Closing Date, the Underwriter has complied with all of its obligations hereunder including
     Section 4.2, and, with respect to all
     Computational Materials provided by the
     Underwriter to the Company pursuant to Section
     4.2, if any, such Computational Materials are accurate (except to the extent of any errors therein that are caused by errors in the Pool
     Information). The Computational Materials provided by the Underwriter to the Company constitute a complete set of all Computational
     Materials that are required to be filed with the Commission.

     2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Certificates at a price equal to ____________% of the aggregate principal balance of the Certificates as of the Closing Date.
There will be added to the purchase price of the Certificates an amount equal to interest accrued thereon from the Cut-off Date to but not including the Closing Date.

     3.   Delivery and Payment.  Delivery of and
payment for the Certificates shall be made at the office of [Thacher Proffitt & Wood] [Orrick, Herrington
& Sutcliffe] at 10:00 a.m., New York City time, on
__________, 199_, or such later date as the Underwriter shall designate, which date and time may be postponed by agreement between the Underwriter and the Company
(such date and time of delivery and payment for the Certificates being herein called the "Closing Date").
Delivery of the Certificates shall be made to you through the Depository Trust Company ("DTC") (such
Certificates, the "DTC Registered Certificates").

     4.   Offering by Underwriter.

          4.1  It is understood that the Underwriter
proposes to offer the Certificates for sale to the public as set forth in the Prospectus and the Underwriter agrees that all such offers and sales by the Underwriter shall be made in compliance with all applicable laws and regulations.

          4.2  It is understood that you may prepare
and provide to prospective investors certain
Computational Materials in connection with your offering of the Certificates, subject to the following conditions:

               (a)  The Underwriter shall comply with
     all applicable laws and regulations in connection with the use of Computational Materials, including the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance
     Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994
     (collectively, the "Kidder/PSA Letter").

               (b)  For purposes hereof, "Computational
     Materials" as used herein shall have the meaning given such term in the Kidder/PSA Letter, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of the Underwriter.

               (c)  All Computational Materials (except
     those identified to the Company on the date hereof) provided to prospective investors that are required to be filed pursuant to the Kidder/PSA
     Letter shall bear a legend on each page including the following statement:

          "THE INFORMATION HEREIN HAS BEEN
          PROVIDED SOLELY BY
          _________________________________
          [name of Underwriter].  NEITHER THE
          ISSUER OF THE CERTIFICATES NOR ANY
          OF ITS AFFILIATES MAKES ANY
          REPRESENTATION AS TO THE ACCURACY
          OR COMPLETENESS OF THE INFORMATION
          HEREIN. THE INFORMATION HEREIN IS
          PRELIMINARY, AND WILL BE SUPERSEDED
          BY THE APPLICABLE PROSPECTUS
          SUPPLEMENT AND BY ANY OTHER
          INFORMATION SUBSEQUENTLY FILED WITH
          THE SECURITIES AND EXCHANGE
          COMMISSION.

     The Company shall have the right to require additional specific legends or notations to appear on any Computational Materials, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, this subsection (c) will be satisfied if all such Computational Materials bear a legend in the form set forth in Exhibit H hereto.

               (d)  The Underwriter shall provide the
     Company with representative forms of all Computational Materials prior to their first use, to the extent such forms have not previously been approved by the Company for use by the Underwriter. The Underwriter shall provide to the Company, for filing on Form 8-K as provided in
     Section 5.9, copies (in such format as required by the Company) of all Computational Materials that are required to be filed with the Commission pursuant to the Kidder/PSA Letter. The
     Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All
     Computational Materials described in this subsection (d) must be provided to the Company not later than 10:00 a.m. New York time one business day before filing thereof is required pursuant to the terms of this Agreement.

               (e)  All information included in the
     Computational Materials shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials may include information based on alternative assumptions if specified therein. If any Computational Materials that are required to be filed were based on assumptions with respect to the Pool that differ from the final Pool Information in any material respect or on Certificate structuring terms that were revised prior to the printing of the Prospectus, the Underwriter shall prepare revised Computational
     Materials based on the final Pool Information and structuring assumptions, circulate such revised
     Computational Materials to all recipients of the preliminary versions thereof and include such revised Computational Materials (marked, "as revised") in the materials delivered to the Company pursuant to subsection (d) above.

               (f)  The Company shall not be obligated
     to file any Computational Materials that have been determined to contain any material error or omission, except any such Computational Materials filed together with the corrected Computational
     Materials.  In the event that any Computational
     Materials are determined, within the period which the Prospectus relating to the Certificates is required to be delivered under the Act, to contain a material error or omission, the Underwriter shall prepare a corrected version of such Computational Materials, shall circulate such corrected Computational Materials to all recipients of the prior versions thereof and shall deliver copies of such corrected Computational
     Materials (marked, "as corrected") to the Company for filing with the Commission in a subsequent
     Form 8-K submission (subject to the Company's obtaining an accountant's comfort letter in respect of such corrected Computational Materials, which shall be at the expense of the Underwriter).

               (g)  If the Underwriter does not provide
     any Computational Materials to the Company pursuant to subsection (d) above, the Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Certificates that is required to be filed with the Commission in accordance with the Kidder/PSA Letter, and the Underwriter shall provide the Company with a certification to that effect on the Closing Date.

               (h)  In the event of any delay in the
     delivery by the Underwriter to the Company of all Computational Materials required to be delivered in accordance with subsection (d) above, or in the delivery of the accountant's comfort letter in respect thereof pursuant to Section 5.9, the Company shall have the right to delay the release of the Prospectus to investors or to the Underwriter, to delay the Closing Date and to take other appropriate actions in each case as necessary in order to allow the Company to comply with its agreement set forth in Section 5.9 to file the Computational Materials by the time specified therein.

               (i)  The Underwriter represents that it
     has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the Kidder/PSA Letter with respect to the generation and use of Computational
     Materials in connection with the offering of the Certificates.


          4.3  The Underwriter further agrees that on
or prior to the fifth day after the Closing Date, it shall provide the Company with a certificate, substantially in the form of Exhibit G attached hereto, setting forth (i) in the case of each class of Certificates, (a) if less than 10% of the aggregate principal balance of such class of Certificates has been sold to the public as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit G hereto, or, (b) if 10% or more of such class of Certificates has been sold to the public as of such date but no single price is paid for at least 10% of the aggregate principal balance of such class of Certificates, then the weighted average price at which the Certificates of such class were sold expressed as a percentage of the principal balance of such class of Certificates sold, or (c) the first single price at which at least 10% of the aggregate principal balance of such class of Certificates was sold to the public,
(ii) the prepayment assumption used in pricing each class of Certificates, and (iii) such other information as to matters of fact as the Company may reasonably request in writing to enable it to comply with its reporting requirements with respect to each class of Certificates to the extent such information can in the good faith judgment of the Underwriter be determined by it.

     5.   Agreements.  The Company agrees with the
Underwriter that:

          5.1  Before amending or supplementing the
Registration Statement or the Prospectus with respect to the Certificates, the Company will furnish the Underwriter a copy of each such proposed amendment or supplement.

          5.2 The Company will cause the Prospectus to be transmitted to the Commission for filing pursuant to Rule 424(b) under the Act by means reasonably calculated to result in filing with the Commission pursuant to said rule.

          5.3  If, during the period after the first
date of the public offering of the Certificates in which a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which it is necessary to amend or supplement the Prospectus, as then amended or supple-mented, in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Act or the 1933 Act
Regulations, the Company promptly will prepare and furnish, at its own expense, to the Underwriter, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circum-stances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

          5.4  The Company will furnish to the
Underwriter, without charge, a copy of the Registration
Statement (including exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Act, as many copies of the Prospectus, any documents incorporated by reference therein and any amendments and supplements thereto as the Underwriter may reasonably request.

          5.5  The Company agrees, so long as the
Certificates shall be outstanding, or until such time as the Underwriter shall cease to maintain a secondary market in the Certificates, whichever first occurs, to deliver to the Underwriter the annual statement as to compliance delivered to the Trustee pursuant to [Section 3.18 of the Pooling and Servicing Agreement]
[Section 3.05 of the Trust Agreement] [and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.19 of the Pooling and Servicing Agreement], as soon as such statements are furnished to the Company.

          5.6 The Company will endeavor to arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as the Underwriter may reasonably designate and will maintain such qualification in effect so long as required for the initial distribution of the Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

          5.7 If the transactions contemplated by this Agreement are consummated, the Company or Residential
Funding will pay or cause to be paid all expenses incident to the performance of the obligations of the Company and Residential Funding under this Agreement, and will reimburse the Underwriter for any reasonable expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriter in connection with qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter has reasonably requested pursuant to
Section 5.6 above and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Certificates, and for expenses incurred in distributing the Prospectus
(including any amendments and supplements thereto) to the Underwriter. Except as herein provided, the Underwriter shall be responsible for paying all costs and expenses incurred by it, including the fees and disbursements of its counsel, in connection with the purchase and sale of the Certificates.

          5.8  If, during the period after the Closing
Date in which a prospectus relating to the Certificates is required to be delivered under the Act, the Company receives notice that a stop order suspending the effectiveness of the Registration Statement or preventing the offer and sale of the Certificates is in effect, the Company will advise the Underwriter of the issuance of such stop order.

          5.9  The Company shall file the Computational
Materials (if any) provided to it by the Underwriter under Section 4.2(d) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriter;
provided, however, that prior to such filing of the Computational Materials by the Company, the Underwriter must comply with its obligations pursuant to Section
4.2 and the Company must receive a letter from _________________, certified public accountants, satisfactory in form and substance to the Company, Residential Funding and their respective counsels, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Company, as a result of which they determined that all information that is included in the Computational Materials (if any) provided by the Underwriter to the Company for filing on Form 8-K, as provided in Section 4.2 and this Section 5.9, is accurate. The foregoing letter shall be at the expense of the Underwriter. The Company also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Pooling and Servicing
Agreement).

     6. Conditions to the Obligations of the Under-writer. The Underwriter's obligation to purchase the Certificates shall be subject to the following conditions:

          6.1  No stop order suspending the
effectiveness of the Registration Statement shall be in effect, and no proceedings for that purpose shall be pending or, to the knowledge of the Company, threatened by the Commission; and the Prospectus Supplement shall have been filed or transmitted for filing, by means reasonably calculated to result in a filing with the Commission pursuant to Rule 424(b) under the Act.

          6.2  Since _________, 199_ there shall have
been no material adverse change (not in the ordinary course of business) in the condition of the Company or Residential Funding.

          6.3  The Company shall have delivered to the
Underwriter a certificate, dated the Closing Date, of the President, a Senior Vice President or a Vice
President of the Company to the effect that the signer of such certificate has examined this Agreement, the Prospectus, the Pooling and Servicing Agreement and various other closing documents, and that, to the best of his or her knowledge after reasonable investigation:

               (a)  the representations and warranties
     of the Company in this Agreement and in the [Pooling and Servicing] [Trust] Agreement are true and correct in all material respects; and

               (b)  the Company has complied, in all
     material respects, with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

          6.4 Residential Funding shall have delivered to the Underwriter a certificate, dated the Closing
Date, of the President, a Senior Vice President or a Vice President of Residential Funding to the effect that the signer of such certificate has examined the [Pooling and Servicing] [Trust] Agreement and this
Agreement and that, to the best of his or her knowledge after reasonable investigation, the representations and warranties of Residential Funding contained in the [Pooling and Servicing] [Trust] Agreement and in this Agreement are true and correct in all material respects.

          6.5  The Underwriter shall have received the
opinion of [Orrick, Herrington & Sutcliffe] [Thacher
Proffitt & Wood] special counsel for the Company dated the Closing Date substantially to the effect set forth in Exhibit A-1 and the opinion of ________________, general counsel for the Company and Residential
Funding, dated the Closing Date substantially to the effect set forth in Exhibit A-2.

          6.6 The Underwriter shall have received from ____________, counsel for the Underwriter, an opinion dated the Closing Date substantially to the effect set forth in Exhibit B in form and substance satisfactory to the Underwriter.

          6.7 The Underwriter shall have received from _________________, certified public accountants, a letter dated the date hereof and satisfactory in form and substance to the Underwriter and the Underwriter's counsel, to the effect that they have performed certain specified procedures, all of which have been agreed to by the Underwriter, as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement under the captions "Description of the Mortgage Pool", ["Pooling and Servicing
Agreement"] ["The Trust Agreement"], "Description of the Certificates" and "Certain Yield and Prepayment
Considerations" agrees with the records of the Company excluding any questions of legal interpretation.

          6.8  The Class [A] Certificates shall have
been rated "___" by ________________________________
and _______ [and the Class M Certificates shall have been rated "__" by ___________________________].

          6.9   The Underwriter shall have received the
opinion of ______________, counsel to the Trustee, dated the Closing Date, substantially to the effect set forth in Exhibit C.

          6.10  The Underwriter shall have received the
opinion of _______________, special Minnesota tax counsel for Residential Funding, dated the Closing
Date, substantially to the effect set forth in Exhibit
D.

The Company will furnish the Underwriter with conformed copies of the above opinions, certificates, letters and documents as the Underwriter reasonably requests.

     7.   Indemnification and Contribution.

          7.1  The Company and Residential Funding,
jointly and severally, agree to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either
Section 15 of the Act or Section 20 of the Securities
Exchange Act of 1934, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof or other filing incorporated by reference therein, or in the Prospectus or other filing incorporated by reference therein (if used within the period set forth in Section 5.3 hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by the Underwriter expressly for use therein, provided that none of the Company, Residential
Funding and the Underwriter will be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to the Excluded Information.

          7.2  The Underwriter agrees to indemnify and
hold harmless the Company, Residential Funding, their respective directors or officers and any person controlling the Company or Residential Funding to the same extent as the indemnity set forth in clause 7.1 above from the Company and Residential Funding to the Underwriter, but only with respect to (i) the Underwriter Information and (ii) the Computational
Materials, except to the extent of any errors in the Computational Materials that are caused by errors in the Pool Information. In addition, the Underwriter agrees to indemnify and hold harmless the Company, Residential Funding, their respective directors or officers and any person controlling the Company or Residential Funding against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees) caused by, resulting from, relating to, or based upon any legend regarding original issue discount on any Certificate resulting from incorrect information provided by the Underwriter in the certificates described in Section 4 hereof.

          7.3  In case any proceeding (including any
governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7.1 or 7.2, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought
(the "indemnifying party") in writing and the indem-nifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Underwriter, in the case of parties indemnified pursuant to Section 7.1 and by the Company or Residential Funding, in the case of parties indemnified pursuant to Section 7.2. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding the indemnifying party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

          7.4  If the indemnification provided for in
this Section 7 is unavailable to an indemnified party under Section 7.1 or 7.2 hereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party on the one hand and the indemnifying party on the other from the offering of the Certificates but also the relative fault of the indemnified party on the one hand and of the indemnifying party, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified party on the one hand and of the indemnifying party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnified party or by the indemnifying party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          7.5  The Company, Residential Funding and the
Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the considerations referred to in Section 7.4 above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim except where the indemnified party is required to bear such expenses pursuant to Section 7.4; which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party believes that it will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment.
No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          7.6  The indemnity and contribution
agreements contained in this Section 7 and the representations and warranties of the Company and Residential Funding in this Agreement shall remain operative and in full force and effect regardless of
(i) any termination of this Agreement, (ii) any investigation made by the Underwriter or on behalf of the Underwriter or any person controlling the Underwriter or by or on behalf of the Company or Residential Funding and their respective directors or officers or any person controlling the Company or Residential Funding and (iii) acceptance of and payment for any of the Certificates.

     8. Termination. This Agreement shall be subject to termination by notice given to the Company and Residential Funding, if the sale of the Certificates provided for herein is not consummated because of any failure or refusal on the part of the Company or Residential Funding to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or Residential Funding shall be unable to perform their respective obligations under this Agreement. If the Underwriter terminates this Agreement in accordance with this Section 8, the Company or Residential Funding will reimburse the Underwriter for all reasonable out-of-pocket expenses
(including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by it in connection with the proposed purchase and sale of the Certificates.

     9.   Certain Representations and Indemnities to
Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, Residential Funding or the officers of any of the Company, Residential Funding and the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by the Underwriter or on the Underwriter's behalf or made by or on behalf of the Company or Residential
Funding or any of their respective officers, directors or controlling persons, and will survive delivery of and payment for the Certificates.

     10. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered or telegraphed and confirmed to the Underwriter at Attention: or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Residential Asset Securities
Corporation, __________________, Attention:
_____________ or, if sent to Residential Funding will be mailed, delivered or telegraphed and confirmed to it at Residential Funding Corporation, 8400 Normandale
Lake Boulevard, Suite 600, Minneapolis, Minnesota
55437, Attention:  ___________________.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     12.  Applicable Law.  THIS AGREEMENT WILL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS
OF THE STATE OF NEW YORK.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     If the foregoing is in accordance with your under-standing of our agreement, please sign and return to us a counterpart of this Underwriting Agreement, whereupon this letter and your acceptance shall represent a binding agreement among the Company, Residential
Funding and the Underwriter.

                    Very truly yours,

               RESIDENTIAL ASSET SECURITIES CORPORATION


               By:
               Name:
               Title:



               RESIDENTIAL FUNDING CORPORATION


               By:
               Name:
               Title:


The foregoing Underwriting Agreement
is hereby confirmed and accepted as of
the date first above written.


[NAME OF UNDERWRITER]


By:
Name:
Title:

                      EXHIBIT A-1
           [ORRICK, HERRINGTON & SUTCLIFFE/
          THACHER PROFFITT & WOOD LETTERHEAD]




                         [DATE]



Residential Asset
  Securities Corporation
[8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55437]


[The Underwriter]



          Re:  Residential Asset Securities Corporation
               [Mortgage] [Manufactured Housing
Contract]
               Pass-Through Certificates, Series 199_-___

Ladies and Gentlemen:

          We have acted as special counsel to
Residential Asset Securities Corporation (the
"Company") and Residential Funding Corporation (the
"Master Servicer") in connection with the issuance and sale by the Company of [Mortgage] [Manufactured Housing
Contract] Pass-Through Certificates, Series 199_-___
(the "Certificates") pursuant to a [pooling and servicing] [trust] agreement, dated as of _______ 1, 19__ [(the "Pooling and Servicing Agreement"), among the Company, [________, as Certificate Administrator
(the "Certificate Administrator")] [the [Master]
Servicer[s]] and __________________________, as trustee
(the "Trustee"). The Certificates consist of [ classes designated as Class A-1, Class A-2, Class A-4,
Class A-5, (collectively, the "Class A Certificates");
Class R (the "Class R Certificates"; together with the
Class A Certificates, the "Senior Certificates"); Class
M (the "Class M Certificates"); and Class B (the "Class
B Certificates").  The Class A Certificates [, the
Class R Certificates] and the Class M Certificates are referred to herein as the "Offered Certificates").]

          The Certificates will evidence the entire undivided interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [one- to four-family first mortgage loans (the "Mortgage Loans")]
[manufactured housing contracts (the "Contracts")] [or interests therein] [[______] GNMA Certificates (the
"Agency Securities")]. The Offered Certificates are included in a Registration Statement on Form S-3
(File No. 33-_____) filed by the Company with the Securities and Exchange Commission (the "Commission") on _______, 199_, and declared effective on _______, 199_ (as amended as of the date hereof, the "Registration Statement"), and were offered by the prospectus dated _______, 199_, as supplemented by the prospectus supplement dated __________, 199_ (together, the "Prospectus"), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended
(the "Act").

          The Company will sell to
_________________________, (the "Underwriter") the
Class A [, the Class R Certificates (other than a de minimis portion thereof] and Class M Certificates
("Offered Certificates") pursuant to an Underwriting
Agreement, dated __________, 199_, among the Company, and the Underwriter (the "Underwriting Agreement"; the
Pooling and Servicing Agreement, the Assignment and
Assumption Agreement between the [Master] Servicer and the Company, dated _______ (the "Assignment and
Assumption Agreement") and the Underwriting Agreement, collectively, the "Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 6.5 of the Underwriting
Agreement.

          In arriving at the opinion expressed below, we have examined and relied on the following documents:

          (a)  executed copies of the Agreements;

          (b) the articles of incorporation and bylaws of the Company and [the [Master]
               Servicer[s]];

          (c)  good standing certificates from the
               Secretary of State of the State of
               Delaware concerning the Company and [the
               Certificate Administrator] [the [Master]
               Servicer[s]];

          (d)  resolutions adopted by the Board of
               Directors of the Company at a meeting
               held on __________, 199_, authorizing,
               among other things, the issuance of
               series of certificates registered under
               the Registration Statement;

          (e)  resolutions adopted by the Board of
               Directors of the ____________
               [Certificate Administrator] as of
               ________, 199_, authorizing, among other things, the sale of the [Mortgage Loans]
               [Contracts] [Agency Securities];

          (f)  a Certificate of Approval executed by
               the _______________________ and the
               _______________________ of the Company,
               authorizing, among other things, the
               issuance of the Certificates;

          (g)  the Registration Statement;

          (h)  the Prospectus;

          (i)  the forms of the Certificates; and

          (j)  the documents delivered by the Company
               and the [Certificate Administrator]
               [[Master] Servicer[s]] on the Closing
               Date pursuant to the Agreements.

          In addition, we have examined and relied, as to factual matters, on the representations of the Company in the Agreements and on originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and the Trustee, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

          Based upon such examination and having regard for legal considerations which we deem relevant, we are of the following opinion:

     1.   The Registration Statement has become
          effective under the Act, and, to our
          knowledge, no stop order suspending the
          effectiveness of the Registration Statement has been issued and not withdrawn, and no proceedings for that purpose have been instituted or threatened under Section 8(d) of the Act.

     2. The Registration Statement, as of the date it became effective, and the Prospectus, as of the date of the Prospectus Supplement, other than any financial or statistical information or Computational Materials contained therein as to which we express no opinion, complied as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder.

     3.   To our knowledge, there are no material
          contracts, indentures, or other documents
          (not including Computational Materials) of a character required to be described or referred to in either the Registration
          Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed as exhibits thereto.

     4.   The Offered Certificates, when duly and
          validly executed and authenticated in
          accordance with the Pooling and Servicing
          Agreement and paid for and delivered in
          accordance with the Underwriting Agreement, will be entitled to the benefits of the Pooling and Servicing Agreement.

     5. The statements set forth in the Prospectus under the heading "Description of the Certificates," insofar as such statements purport to summarize certain provisions of the Certificates and the Pooling and Servicing Agreement, are correct in all material respects. The statements set forth in the Basic Prospectus under the headings
          "Certain Federal Income Tax Consequences,"
          "Certain Legal Aspects of Mortgage Loans and
          Contracts and Related Matters--Applicability of Usury Laws," "--Alternative Mortgage
          Instruments," and "ERISA Considerations" and in the Prospectus Supplement under the headings "Certain Federal Income Tax
          Consequences" and "ERISA Considerations," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects.

     [6. The [Class A] Certificates will be "mortgage related securities," as defined in Section
          3(a)(41) of the Securities Exchange Act of
          1934, as amended, so long as such
          Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.]

     7. The Pooling and Servicing Agreement is not required to be qualified under the Trust
          Indenture Act of 1939, as amended, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act of 1940, as amended.

     8. No consent, approval, authorization or order of any federal or State of New York court or governmental agency or body is required for the consummation by the Company [or the Master Servicer] of the transactions contemplated by the terms of the Agreements, except (a) such as have been obtained under the Act and (b) such as may be required under the blue sky laws of any jurisdiction in connection with the offer and sale of the Certificates, as to which we express no opinion.

      9. Neither the sale of the Offered Certificates to the Underwriter by the Company pursuant to the Underwriting Agreement nor the consummation by the Company [or the Master
          Servicer] of any other of the transactions contemplated by, or the fulfillment by the Company [or the Master Servicer] of the terms of the Agreements will result in a breach of any term or provision of any federal or State of New York statute or regulation or, to our knowledge, conflict with, result in a breach, violation or acceleration of or constitute a default under any order of any federal or State of New York court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

     10.  Each of the Agreements has been duly
          authorized, executed and delivered by the Company [and the Master Servicer] and, upon due authorization, execution and delivery by the other parties thereto, each will constitute a valid, legal and binding agreement of the Company [and the Master
          Servicer], enforceable against the Company
          [and the Master Servicer] in accordance with its terms.

     [11. Assuming compliance with all provisions of the Pooling and Servicing Agreement, under existing law, (a) the Trust Fund will be treated as a "real estate mortgage investment conduit" (a "REMIC") as defined by Section
          860D of the Internal Revenue Code of 1986
          (the "Code"), (b) each of the Class A, Class
          M and Class B Certificates will be treated as (or will be comprised of) "regular interests" in the REMIC as the term "regular interest" is defined in the Code, and (c) the Class R
          Certificates will be treated as the sole class of "residual interests" in the REMIC as the term "residual interest" is defined in the Code. However, continuation of the status of the Trust Fund as a REMIC may entail compliance with statutory changes in the future and with regulations not yet issued.]

          In addition, we have participated in
conferences with your representatives concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements (except as described in paragraph 5 above). Based upon and subject to the foregoing, nothing has come to our attention to cause us to believe that the Registration Statement
(excluding any exhibits filed therewith), as of the date it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and we do not make any comment in this paragraph with respect to the financial statements, schedules and other financial and statistical information contained in the Registration Statement or the Prospectus).

          With your permission we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (d) except as specifically covered in the opinions set forth above, the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and the legal, valid and binding effect thereof on such parties.

          Whenever a statement herein is qualified by the phrase "to our knowledge," it is intended to indicate that, during the course of our representation of the Company, no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys currently in this firm who have rendered legal services in connection with this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of any such statement, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation; no inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.

          Our opinion that any document is valid, legal and binding or enforceable in accordance with its terms is subject to: (1) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally; (2) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law; and
(3) rights to indemnification which may be limited by applicable law or equitable principles or otherwise unenforceable as against public policy.

          With respect to our opinion set forth in paragraph 2, in passing on the form of Registration
Statement and the Prospectus, we have necessarily assumed the correctness and completeness of the statements made therein.

          We express no opinion as to matters of law other than the law of the State of New York and the United States of America. In rendering the opinion set forth herein, as to matters governed by the law of the State of Minnesota, we have relied without independent investigation on the opinion of ________________, Esq., general counsel to the Company, dated the date hereof, a copy of which has been provided to you. To the extent that we have relied on the foregoing opinion, the opinion set forth herein is subject to the same assumptions, qualifications, exceptions and other limitations set forth therein.

          This opinion letter is solely for your
benefit and may not be relied upon or used by, circulated, quoted or referred to, nor may copies hereof be delivered to, any other person without our prior written approval. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

                         Very truly yours,

                    [ORRICK, HERRINGTON & SUTCLIFFE/
                         THACHER PROFFITT & WOOD]

                      EXHIBIT A-2
                 [GMAC/RFC LETTERHEAD]




                         __________, 199_



[The Underwriter]





     Re:  Residential Asset Securities Corporation
          [Mortgage] [Manufactured Housing Contract]
          Pass-Through Certificates, Series 199_-___

Ladies & Gentlemen:

          I am General Counsel to Residential Asset
Securities Corporation (the "Company") and Residential
Funding Corporation (the "Master Servicer") in
connection with the issuance and sale by the Company of
[Mortgage] [Manufactured Housing Contract] Pass-Through
Certificates, Series 199_-___ (the "Certificates")
pursuant to a [pooling and servicing] [trust]
agreement, dated as of _______ 1, 19__ (the "Pooling
and Servicing Agreement"), among the Company, [______,
a certificate administrator (the "Certificate
Administrator] [the [Master] Servicer[s]] and
__________________________ , as trustee (the
"Trustee").  The Certificates consist of [    classes
designated as Class A-1, Class A-2, Class A-4, Class A-
5 (collectively, the "Class A Certificates"); Class R
(the "Class R Certificates"; together with the Class A
Certificates, the "Senior Certificates"); Class M (the
"Class M Certificates"); and Class B (the "Class B
Certificates").  The Class A Certificates [, the Class
R Certificates] and the Class M Certificates are referred to herein as the "Offered Certificates")].

          The Certificates in the aggregate will
evidence the entire undivided interest in a trust fund
(the "Trust Fund") consisting primarily of a pool of
[one- to four-family first mortgage loans (the
"Mortgage Loans")] [manufactured housing contracts (the
"Contracts")] [or interests therein] [[_____] [GNMA
Certificates (the "Agency Securities").  The Company
will sell to _____________________  (the
"Underwriters") the Offered Certificates pursuant to an
Underwriting Agreement, dated __________, 199_, among
the Company and the Underwriters (the "Underwriting
Agreement") the Pooling and Servicing Agreement, the
Assignment and Assumption Agreement between the
[Master] Servicer and the Company, dated           (the
"Assignment and Assumption Agreement") and the Underwriting Agreement, (collectively, the
"Agreements"). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreements. This opinion letter is rendered pursuant to Section 6.5 of the Underwriting Agreement.

          In connection with rendering this opinion letter, I have examined the Agreements and such other records and other documents as I have deemed necessary and relevant. As to matters of fact, I have examined and relied upon representations of the parties contained in the Agreements and, where I have deemed appropriate, representations and certifications of officers of the Company, the Trustee or public officials. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the original of all documents submitted to me as copies. I have assumed that all parties, except for the Company, had the corporate power and authority to enter into and perform all obligations under such documents, and, as to such parties, I also have assumed the due authorization by all requisite corporate action, the due execution and delivery and the validity, binding effect and enforceability of such documents. I have not examined the [Mortgage Notes, the Mortgages or other documents in the Mortgage Files] [the Contracts] (such documents, collectively, the "Mortgage Documents"), and I express no opinion concerning the conformity of any of the Mortgage Documents to the requirements of the Agreements.

          In rendering this opinion letter, I do not express any opinion concerning law other than the law of the State of [__________], the corporate law of the State of Delaware and the federal law of the United
States, and I do not express any opinion concerning the application of the "doing business" laws or the securities laws of the jurisdiction other than the federal securities laws of the United States. I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

          Based upon the foregoing, I am of the opinion that:

          1.   The Company [and the Master Servicer]
[is] [are] duly incorporated and [is] [are] validly existing as [a] corporation[s] in good standing under the laws of the State of Delaware and [each] has the requisite power and authority, corporate or other, to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Agreements and the Offered Certificates.

          2. Each of the Agreements has been duly and validly authorized, executed and delivered by the Company [and the Master Servicer] and upon due authorization, execution and delivery by other parties thereto will constitute the valid, legal and binding agreements of the Company [and the Master Servicer], enforceable against the Company [and the Master
Servicer] in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreements which purport to provide indemnification from securities law violations.

          3.   The Offered Certificates, when duly and
validly executed, authenticated and delivered in accordance with the Agreement and when paid for in accordance with the Underwriting Agreement and Assignment and Assumption Agreement, will be entitled to the benefits of the Agreement.

          4.   No consent, approval, authorization or
order of the State of Minnesota or federal court or governmental agency or body is required for the consummation by the Company [and the Master Servicer] of the transactions contemplated by the terms of the Agreements, except for those consents, approvals, authorizations or orders which previously have been obtained.

          5.   Neither the sale, issuance and delivery
of the Offered Certificates by the Company as provided in the Agreements, nor the consummation of any other of the transactions contemplated by, or the fulfillment by the Company of any other of the terms of, the Agreements, will result in a breach of any term or provision of the charter or bylaws of the Company [or the Master Servicer] or any State of Minnesota or federal statute or regulation or conflict with, result in a breach, violation or acceleration of, or constitute a default under, the terms of any indenture or other material agreement or instrument to which the Company [or the Master Servicer] is a party or by which they are bound or any order or regulation of the State of Minnesota or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

          This opinion letter is rendered for the sole benefit of the persons or entities to which it is addressed, and no other person or entity, except
[Orrick, Herrington & Sutcliffe] [Thacher Proffitt &
Wood], is entitled to rely hereon without my prior written consent. Copies of this opinion letter may not be furnished to any other person or entity, nor may any portion of this opinion letter be quoted, circulated or referred to in any other document without my prior written consent.

                         Very truly yours,

                         [_____________]
                         General Counsel

                       EXHIBIT B

        [COUNSEL TO THE UNDERWRITER LETTERHEAD]



                   __________, 199_


[The Underwriter]




          Re:  Residential Asset Securities Corporation
               [Mortgage] [Manufactured Housing
               Contract]

               Pass-Through Certificates, Series 199_-___

Ladies and Gentlemen:

          We have acted as counsel to ____________ (the
"Underwriter") in connection with the sale by Residential Asset Securities Corporation, a Delaware corporation (the "Company"), and the purchase by the Underwriter pursuant to an underwriting agreement dated
__________, 199_ (the "Underwriting Agreement") of certificates entitled [Mortgage] [Manufactured Housing
Contract] Pass-Through Certificates, Series 199_-___,
[Class A-1, Class A-2, Class A-4, Class A-5, Class R and Class M] [Class A-1, Class A-2, Class A-3, Class R and Class M] (the "Offered Certificates"). The Offered
Certificates [, together with the [Mortgage]
[Manufactured Housing Contract] Pass-Through
Certificates, Series 199_-___, [Class R] [and] [Class
B] comprise the entire issue of Certificates entitled
[Mortgage] [Manufactured Housing Contract] Pass-Through
Certificates, Series 199_-___ (collectively, the
"Certificates"). The Certificates are issued pursuant to a [Pooling and Servicing] [Trust] Agreement (the
"Pooling and Servicing Agreement"), dated as of _________, 199_, among the Company, as trustee (the
"Trustee"), and _______________________________, [as
certificate administrator (the "Certificate
Administrator")] [as [master] servicer[s] (the
"[Master] Servicer[s]")]. The Certificates evidence in the aggregate the entire beneficial interest in a trust fund (the "Trust Fund") consisting primarily of a pool of certain [one- to four-family first mortgage loans]
[manufactured housing contracts (the "Contracts")] [or interests therein] [[_____] GNMA Certificates (the
"Agency Securities"). Capitalized terms used, but not defined herein, shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

          We have examined such documents and records as we deemed appropriate, including the following:

          1. Copy of the Certificate of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of the State of Delaware to be a true and correct copy.

          2.   Copy of the By-Laws of the Company
certified by the Secretary of the Company to be a true and correct copy.

          3. Certificate of the Secretary of State of the State of Delaware, dated as of recent date, to the effect that the Company is in good standing under the laws of the State of Delaware.

          4. Copy of resolutions adopted by the Board of Directors of the Company in connection with the authorization, issuance and sale of the Certificates, certified by the Secretary of Company to be a true and correct copy.

          5.   Officer's Certificate of the Company
pursuant to Section 6.3 of the Underwriting Agreement.

          6.   Signed copy of the Underwriting
Agreement.

          7.   Signed copy of the Pooling and Servicing
Agreement.

          8.   Specimens of the Offered Certificates.

          9.   Signed copies of the Company's
registration statement (File No. 33-_____) on Form S-3 filed by the Company with the Securities and Exchange
Commission relating to [Mortgage] [Manufactured Housing
Contract] Pass-Through Certificates (the registration statement in the form in which it became effective being hereinafter called the "Registration Statement").

          10.  The final form of a prospectus dated
_______, 199_ (the "Basic Prospectus").

          11.  The final form of a supplement dated
__________, 199_ to the Basic Prospectus relating specifically to the Certificates (the "Prospectus
Supplement"; the Basic Prospectus and Prospectus
Supplement are herein collectively referred to as the "Prospectus.")

          Based upon the foregoing, we are of the
opinion that:

          (a)  The Registration Statement has become
     effective under the Securities Act of 1933, as amended (the "Act"), and, to the best of our knowledge and information, no proceedings for a stop order have been instituted or are threatened under Section 8(d) of the Act.

          (b)  The Registration Statement as of its
     effective date and the Prospectus as of the date of the Prospectus Supplement, other than the numerical, financial and statistical data contained therein, as to which we express no opinion, comply as to form in all material respects with the requirements of the Act and the rules thereunder.

          (c) The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

          [(d) The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming that it has been duly and validly authorized, executed and delivered by the other parties thereto, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and, as to enforceability, to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.]

          (e)  The Offered Certificates, assuming that
     they have been duly and validly authorized, executed and issued by the Trustee, will, when authenticated as specified in the Pooling and Servicing Agreement and delivered to the Underwriter pursuant to the Underwriting
     Agreement, be entitled to the benefits of the Pooling and Servicing Agreement.

          (f)  The statements in the Prospectus under
     the headings "Certain Federal Income Tax
     Consequences," "Certain Legal Aspects of Mortgage
     Loans and Contracts and Related Matters --
     Applicability of Usury Laws" and "-- Alternative
     Mortgage Instruments and "ERISA Considerations," to the extent that they constitute matters of New
     York or Federal law or legal conclusions with respect thereto, have been reviewed by us and provide a fair summary of such law or legal conclusions.

          [(g) The Offered Certificates will be
     mortgage related securities, as defined in Section
     3(a)(41) of the Securities Exchange Act of 1934, as amended, so long as the Underwritten
     Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.]

          (h)  The Pooling and Servicing Agreement is
     not required to be qualified under the Trust
     Indenture Act of 1939, as amended, and the Trust
     Fund is not required to be registered under the Investment Company Act of 1940, as amended.

          We have endeavored to see that the
Registration Statement and the Prospectus comply with the Act and the rules and regulations of the Securities and Exchange Commission thereunder relating to registration statements on Form S-3 and related prospectuses, but we cannot, of course, make any representation to you as to the accuracy or completeness of statements of fact contained in the Registration Statement or Prospectus. Nothing, however, has come to our attention that would lead us to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date of the Prospectus Supplement and at the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the numerical, financial and statistical data contained in the Registration Statement or the Prospectus, as to which we express no opinion).

          This opinion is for your benefit only and is not to be relied upon by any other person. The opinions expressed herein are limited to matters of Federal law and the laws of the State of [__________].

                         Very truly yours,



                         [Counsel to the Underwriter]

                       EXHIBIT C

            [COUNSEL TO TRUSTEE LETTERHEAD]

                         __________, 199_


Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  554327

[The Trustee]

[The Underwriter]



Ladies and Gentlemen:

          We have acted as special counsel to
__________________________________ in its capacity as
trustee (the "Trustee") in connection with the issuance
and sale by the Company of [Mortgage] [Manufactured
Housing Contract] Pass-Through Certificates, Series
199_-___ (the "Certificates") pursuant to a [pooling
and servicing] [trust] agreement, dated as of _______
1, 19__ (the "Pooling and Servicing Agreement"), among
the Company, ________________ [as certificate
administrator (the "Certificate Administrator")] [the
[Master] Servicer[s]] and __________________________ ,
as trustee (the "Trustee").  The Certificates consist
of [    classes designated as Class A-1, Class A-2,
Class A-4, Class A-5 (collectively the "Class A
Certificates"); Class R (the "Class R Certificates";
together with the Class A Certificates, the "Senior
Certificates"); Class M (the "Class M Certificates");
and Class B (the "Class B Certificates").  The Class A
Certificates [, the Class R Certificates] and the Class
M Certificates are referred to herein as the "Offered
Certificates")].

          Based on the foregoing and subject to the qualifications and matters of reliance set forth herein, it is our opinion that:

          1.  The Trustee is duly organized, validly
existing and in good standing as a
____________________________ under the laws of
_____________________, with full corporate and trust power and authority to conduct its business and affairs as a Trustee.

          2. The Trustee has full corporate power and authority to execute and deliver the Pooling and Servicing Agreement and the Certificates and to perform its obligations thereunder.

          3. The Trustee has duly accepted the office of trustee under the Pooling and Servicing Agreement.

          4.  The Trustee has duly authorized,
executed, issued and delivered the Pooling and Servicing Agreement and has duly and validly authorized, executed, issued and delivered the Certificates as the Trustee.

          5.  The Pooling and Servicing Agreement
constitutes the legal, valid and binding agreements of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity and the discretion of the court, regardless of whether such enforcement is considered in a proceeding in equity or at law, and except as enforceability may be determined according to or limited by the laws of jurisdictions other than those specified below.

          [6. Assuming compliance with the provisions of the Pooling and Servicing Agreement, and assuming that for Federal income tax purposes the Trust Fund (as defined in the Pooling and Servicing Agreement) will qualify as a REMIC election within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"), for State of Illinois income and franchise tax purposes, the Trust Fund will be classified as a REMIC and not as a corporation, partnership or trust, in conformity with the federal income tax treatment of the Trust Fund. Accordingly, except to the extent the Trust Fund has net income derived from prohibited transactions as defined by Internal Revenue Code Section 860F, the Trust Fund will not be subject to the Illinois income tax or the Illinois franchise tax and holders of Certificates who are not residents of or otherwise than in connection with the Certificates subject to tax in Illinois will not be subject to the Illinois income tax or the Illinois franchise tax.]

          In rendering the foregoing opinion, we have assumed that the Pooling and Servicing Agreement have been duly authorized, executed and delivered by the other parties thereto and are valid, legal, binding and enforceable obligations of such parties.

          We express no opinion as to any matter other than as expressly set forth above, and, in conjunction therewith, we specifically express no opinion as to the status of the Certificates or the Trust Fund under any federal or state securities laws, including, but not limited to, the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended.

          This opinion is as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth herein. This opinion has been furnished to you at your request in connection with the transactions described herein, and it may not be relied upon by you for any other purpose or by any other person without our prior written consent.

          We are admitted to practice law under the laws of the State of _________ and the opinion set forth above is limited to the laws of the State of ____________ and the laws of the United States of America.

                          Very truly yours,



                          [COUNSEL TO THE TRUSTEE]

                       EXHIBIT D

             [Faegre & Benson Letterhead]


                         __________, 199_



Residential Asset Securities Corporation
8400 Normandale Lake Boulevard - Suite 600
Minneapolis, Minnesota 55437



[The Underwriter]


Dear Sir or Madam:

    We have acted as special counsel for Residential
Funding Corporation in connection with the sale by Residential Asset Securities Corporation (the
"Company") of certificates entitled [Mortgage]
[Manufactured Housing Contract] Pass-Through
Certificates, Series 199_-__, consisting of ______ classes of Mortgage Pass-Through Certificates (the
"Senior Certificates") and ______ classes of subordinate certificates (together with the Senior
Certificates, the "Certificates"). The Certificates in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") that will own a pool of mortgage loans (the "Mortgage
Loans").  A "real estate mortgage investment conduit"
("REMIC") election will be made in connection with the Trust Fund for federal income tax purposes. The Certi-ficates are being issued pursuant to a [pooling and servicing agreement] [trust agreement] (the "Pooling and Servicing Agreement") dated as of _________, 199_, among the Company, _______________________________, as
[master] servicer[s] and ___________________________,
as trustee. We have examined an execution copy of the Pooling and Servicing Agreement, the Prospectus, dated
_______, 199_, and the Prospectus Supplement, dated
__________, 199_ and our opinion is based thereon.

    Based upon our examination and assuming that the Trust Fund will be treated as a REMIC for federal income tax purposes, we are of the opinion that the Trust Fund will not be subject to Minnesota income or franchise taxes and that holders of Certificates who are not residents of or otherwise subject to tax in Minnesota will not be subject to Minnesota income or franchise taxes with respect to income derived from the Certificates.

                                  Very truly yours,



                                  FAEGRE & BENSON

                       EXHIBIT E

                 Excluded Information

                       EXHIBIT F

                Underwriter Information

                       EXHIBIT G




                    __________, 199_





Residential Asset Securities Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437


          Re: Residential Asset Securities Corporation
              [Mortgage] [Manufactured Housing
              Contract] Pass-Through Certificates,
              Series 199_-___, [Class A], [Class R]
              and [Class M]


    Pursuant to Section 4 of the Underwriting
Agreement, dated __________, 199_, among Residential
Asset Securities Corporation, Residential Funding
Corporation and _________________________, (the
"Underwriter") relating to the Certificates referenced above (the "Underwriting Agreement"), the undersigned does hereby certify that:

    (a)   The prepayment assumption used in pricing
the Certificates was    % [CPR] [SPA].

    (b)   Set forth below is (i), the first price, as
a percentage of the principal balance of each class of
Certificates, at which 10% of the aggregate principal
balance of each such class of Certificates was sold to
the public at a single price, if applicable, or (ii) if
more than 10% of a class of Certificates have been sold
to the public but no single price is paid for at least
10% of the aggregate principal balance of such class of
Certificates, then the weighted average price at which
the Certificates of such class were sold expressed as a
percentage of the principal balance of such class of
Certificates, or (iii) if less than 10% of the
aggregate principal balance of a class of Certificates
has been sold to the public, the purchase price for
each such class of Certificates paid by the Underwriter
expressed as a percentage of the principal balance of
such class of Certificates calculated by: (1)
estimating the fair market value of each such class of
Certificates as of __________, 199_; (2) adding such
estimated fair market value to the aggregate purchase
price of each class of Certificates described in clause
(i) or (ii) above; (3) dividing each of the fair market
values determined in clause (1) by the sum obtained in
clause (2); (4) multiplying the quotient obtained for
each class of Certificates in clause (3) by the
purchase price paid by the Underwriter for all the
Certificates; and (5) for each class of Certificates,
dividing the product obtained from such class of
Certificates in clause (4) by the original principal
balance of such class of Certificates:

          [Class A:                                  ]

          [Class R:                                  ]

          [Class M:                                  ]

    [* less than 10% has been sold to the public]

The prices set forth above do not include accrued interest with respect to periods before closing.


                    [THE UNDERWRITER]



                    By:
                    Name:
                    Title:

                       EXHIBIT H

                    Form of Legend